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                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
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                                 LOUDCLOUD, INC
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                (Name of Registrant as Specified in Its Charter)



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        LOUDCLOUD ADDRESSES GOING CONCERN DISCLOSURE AND EDS TRANSACTION
                 Management highly confident of closing of EDS
           transaction Fully funded with over $50 Million in cash at
                   break-even after close of EDS transaction

Sunnyvale, CA, June 24, 2002 - Loudcloud, Inc. (NASDAQ: LDCL), to be rebranded as Opsware Inc., today addressed its recent disclosures regarding the issuance of a going concern qualification to the opinion of Ernst & Young LLP and also reiterated its disclosure relating to the financial characteristics of the business following the closing of the recently announced transaction with EDS.

As announced by Loudcloud and EDS on June 17, 2002, EDS will acquire Loudcloud's managed hosting business for $63.5 million and license Opsware(TM), Loudcloud's cutting-edge IT automation software. The Opsware agreement enables EDS to automate the management of complex computing environments within one of the world's largest IT infrastructures. Under terms of the licensing agreement, EDS will pay Loudcloud a minimum of $52 million over three years commencing upon the closing of the acquisition.

Loudcloud management today expressed very high confidence that the transaction with EDS will close as expected in early September. The agreements entered into between Loudcloud and EDS are final, definitive and binding on both parties. In addition, they are not subject to further due diligence or negotiation. Once certain customary closing conditions are fulfilled, which conditions are specified in the proxy statement and the asset purchase agreement filed by Loudcloud with the Securities and Exchange Commission on June 20, 2002, the transaction will close.

In addition to the customary closing conditions and regulatory approvals, the asset purchase agreement requires that a majority of Loudcloud stockholders approve the transactions contemplated in the asset purchase agreement. As disclosed in the proxy statement, the board of directors and management of Loudcloud beneficially own approximately 43% of outstanding Loudcloud stock. The board of directors has unanimously approved the transaction and management is highly confident that all of the closing conditions will be satisfied.

Assuming a September closing, Loudcloud expects to have a cash balance of approximately $65 million at closing. Post closing, the Company expects to burn less than $10 million in cash for the remainder of the calendar year and expects total cash burn prior to cash flow break-even will be in the $9-12 million range. The closing of the transaction will accelerate the timing of cash flow break-even for the Company and it expects to be cash flow positive in the second quarter of calendar year 2003.

As a result, the Company expects that its cash balance will be above $50 million at cash flow break-even and that cash levels will grow thereafter. The Company has also eliminated all of its outstanding debt by retiring its senior discount notes at a significant discount giving it a strong balance sheet at closing. Upon closing of the transaction and receipt of the purchase price by

Loudcloud, the going concern qualification to the opinion of Ernst & Young LLP is expected to be removed.

"We are highly confident our transaction with EDS will close as expected in September and very excited about the future of the business," said Ben Horowitz, President and CEO of Loudcloud.

CFO Rod Sherwood added, "Once the transaction with EDS closes, we expect to start off as a very well funded software company with a cash balance of approximately $65 million and a short path to cash flow break-even."


About Loudcloud

Loudcloud, to be re-branded as Opsware Inc, is a leading provider of IT automation software, offering a complete solution for enterprises, government agencies and service providers looking to reduce costs and increase IT efficiencies. The Opsware System automates the complete IT lifecycle including provisioning, deploying, changing, scaling, securing, recovering, consolidating, auditing and reallocating servers and business applications. Opsware is the foundation of Loudcloud's software-powered managed services business and has been proven to lower costs, accelerate change and increase service quality. For more information on Opsware Inc., please visit our Web site at www.opswareinc.com or www.opsware.com.

Management will host a conference call to provide more details about the information contained in this release at 5:00 p.m. (ET) on Monday June 24, 2002. [You may access the call by dialing (800) 289-0494 and providing the event title - Loudcloud update - or through our web page at www.loudcloud.com.]

                                   #   #   #

Loudcloud and Opsware are service marks and trademarks of Loudcloud, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

This press release contains forward-looking statements regarding our expectations regarding our fully funded plan, the closing date of the transaction with EDS, the satisfaction of the closing conditions contained in the asset purchase agreement, our cash balance at closing of the transaction, our cash burn for the remainder of the calendar year, our total cash burn prior to cash flow break-even, the timing of our becoming cash flow break-even, our cash balance at the time of cash flow break-even, our cash growth following cash flow break-even and the removal of the going concern qualification to the opinion of Ernst & Young LLP. These statements are subject to risks and uncertainties that could cause actual results to differ materially from these statements, including the risk that the assumptions underlying Loudcloud's current business strategy may change, that Loudcloud's experience operating as a software company is limited, that there is unproven demand for the Opsware automation software, that future revenue from sales of Opsware automation software is uncertain, that the closing of the acquisition of the managed services business by EDS may not occur in the time frame indicated or at all, that the purchase price of the managed services business is subject to adjustment, that Loudcloud's current cash resources may not be sufficient to fund its operations. More information about these and other factors that could affect Loudcloud's business and financial results is included in Loudcloud's preliminary proxy statement filed with the SEC on June 20, 2002, Form 10-K filed with the SEC on May 1, 2002 (as amended on June 20, 2002) and Loudcloud's Form 10-Q filed with the SEC on June 14, 2002 under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Loudcloud investors and security holders are advised to read the preliminary proxy statement regarding the transaction with EDS and other relevant documents filed with the SEC, because they contain important information on the proposed transaction. Our preliminary proxy statement filing was filed with the SEC on June 20, 2002. You may obtain documents filed with the SEC free of charge at the SEC's web site at www.sec.gov. In addition, you may also obtain documents filed by Loudcloud by requesting them in writing from Loudcloud, Inc., 599 N. Mathilda Avenue, Sunnyvale, CA 94085, Attn: Bob Ghoorah.